EXHIBIT 99.1
PROLOGIS TO SELL CHINA OPERATIONS AND 20 PERCENT INTEREST IN
JAPAN PROPERTY FUNDS TO GIC REAL ESTATE
FOR $1.3 BILLION
– Transaction Significantly Enhances Liquidity and Strengthens Balance Sheet –
DENVER, December 23, 2008 — ProLogis (NYSE: PLD), a leading global provider of distribution facilities, today announced the signing of a binding agreement to sell its operations in China and property fund interests in Japan, to affiliates of GIC Real Estate (GIC RE), the real estate investment company of the Government of Singapore Investment Corporation, for total cash consideration of $1.3 billion, plus liabilities assumed as part of the transaction. The net proceeds will be used to reduce debt. Overall, the company expects to record a modest net loss on the transaction of approximately 4 to 6 percent of the book value of the assets sold. ProLogis’ development pipeline as of September 30, 2008 will be reduced by $1.0 billion, including $255 million in costs to complete development of the assets owned directly and within ProLogis’ development joint ventures in China. The company expects to close the transaction in January 2009, subject to fulfillment of conditions precedent.
“In one substantial step, this transaction helps ProLogis de-lever its balance sheet, relieve near-term re-financing pressure and enhance liquidity,” said Walter C. Rakowich, chief executive officer of ProLogis. “Selling our China operations and our investment in the Japan funds was not an easy decision; however, this represents a major milestone in the implementation of the plan we outlined last month to strengthen the company’s balance sheet in order to meet the challenges of the current environment.
“GIC RE is a well-established, respected global real estate investor,” continued Rakowich. “As an important partner in several of ProLogis’ property funds, including those in Japan and China, GIC RE is very familiar with our business in these markets and is a natural buyer for these high-quality assets.
“In China, ProLogis’ team of associates will join affiliates of GIC RE to manage the portfolio, and in Japan, ProLogis and GIC RE will identify a group of dedicated associates that will transition over time to manage the GIC RE assets,” Rakowich added. “We have a strong, long-term relationship with GIC RE and look forward to continuing our partnership.”
The transaction includes all of the company’s operations in China as well as its property fund interests in Japan.
In China, the assets to be sold to GIC RE include (all figures as of September 30, 2008):
•	20.7 million square feet (msf) of completed properties and properties under development with a total expected investment of $861 million (including a remaining funding requirement of $223 million for properties under development) that were 45.5 percent leased;

•	ProLogis’ interest in five China joint ventures and one property fund, of which the company’s share aggregates 4.4 msf with a total investment of $184 million (including a remaining funding requirement of $32 million for properties under development) that were 69.0 percent leased;

•	A 30 percent interest in SZITIC CP, a retail joint venture, with a book value of $53 million; and

•	713 acres of land with a carrying value of $213 million.
In Japan, ProLogis will sell its 20 percent interests in the Japan funds that own 27.1 msf of properties, including fourth quarter 2008 contributions, to GIC RE, which already owns an 80 percent stake. ProLogis has a current investment of $348 million in these funds. In addition to the proceeds from this transaction, ProLogis will receive ¥12.6 billion ($140 million) from the sale of a 637,000 square-foot building in Japan from its development pipeline to GIC RE. The sale of this facility, which is expected to close in the first quarter of 2009, will satisfy the remainder of GIC RE’s equity commitment to ProLogis Japan Fund II.
ProLogis will retain the following assets in Japan (all figures as of September 30, 2008, updated for fourth quarter contributions and removing previous starts that were halted during the quarter):
•	4.5 msf of facilities completed and currently in lease up with a total investment of $687 million that were 43.7 percent leased;

•	4.2 msf of facilities under development with a total expected investment of $681 million (including a remaining funding requirement of $194 million) that were 2.6 percent leased; and

•	64 acres of land with a carrying value of $173 million.
In November, ProLogis announced a series of immediate, definitive actions and outlined a strategic plan to reduce debt, de-risk the development pipeline and right-size the company. This transaction, together with a number of other initiatives announced in recent weeks, accelerates that plan and provides the Company with significant liquidity.
“We view Asia as an important region of the world for industrial real estate and will continue to build our business there over time,” added Rakowich. “In the current environment, however, we are intently focused on liquidity and risk mitigation, and the most important steps we can take are those that preserve and build value for our shareholders going forward.”
About ProLogis
ProLogis is the world’s largest owner, manager and developer of distribution facilities, with operations in 136 markets across North America, Europe and Asia. The company has $40.8 billion of assets owned, managed and under development, comprising 548 million square feet (51 million square meters) in 2,898 properties as of September 30, 2008. ProLogis’ customers include manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises with large-scale distribution needs.
The statements above that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, and (viii) those additional factors discussed in “Item 1A. Risk Factors” of ProLogis’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and in “Item 1A —Risk Factors” in ProLogis’ Annual Report on Form 10-K for the year ended December 31, 2007. ProLogis undertakes no duty to update any forward-looking statements appearing in this press release.

Investor Relations	Media	Financial Media
Melissa Marsden	Krista Shepard	Suzanne Dawson
303-567-5622	303-567-5907	Linden Alschuler & Kaplan, Inc
mmarsden@prologis.com	kshepard@prologis.com	212-329-1420
sdawson@lakpr.com